Exhibit 99.1

Finjan Announces Formation of New Subsidiary, Finjan Blue, Inc.
Finjan and IBM Enter Patent Acquisition and Development Agreement

EAST PALO ALTO, CA – Aug. 28, 2017 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that it has formed a new subsidiary, Finjan Blue, Inc., a Delaware corporation and wholly owned subsidiary of Finjan Holdings, which has entered into a patent acquisition and development agreement with IBM (NYSE: IBM), and includes pathways for the two companies to consider development efforts in the future. The Agreement, the terms of which are confidential, includes the transfer of select security-related patent assets and provides for the sharing of pertinent institutional knowledge and resources by IBM to Finjan Blue.

"Finjan returns to its roots with a business relationship it had with IBM nearly 20 years ago that included Finjan shipping its early enterprise appliance products on the IBM e-series chassis.” said Phil Hartstein, President and CEO of Finjan Holdings. “This Agreement sets the foundation for us to work cooperatively with IBM now and into the future, bolsters our growth, and fits squarely within our strategic objectives.”

A call to discuss Finjan’s new subsidiary, Finjan Blue, Inc. will be held on Monday, August 28, 2017 at 1:30 p.m. PT/ 4:30 p.m. ET. Interested parties can dial in 1-855-327-6837. The call will also be webcasted on the IR section of Finjan’s website https://ir.finjan.com/ir-calendar.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Finjan® is the registered trademark of Finjan Holdings, Inc.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, timing of redemption of shares of preferred stock, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Finjan Contact:
Vanessa Winter | Finjan
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com